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                                                                    EXHIBIT 99.1

                                 PRESS RELEASE





FOR IMMEDIATE RELEASE:                     FOR CONFIRMATION CONTACT:

Valhi, Inc.                                William C. Timm
Three Lincoln Centre                       Vice President-Finance
5430 LBJ Freeway                           and Administration
Suite 1700                                 (214) 450-4212
Dallas, Texas 75240-2697




                       VALHI RESTORES QUARTERLY DIVIDEND


         DALLAS, TEXAS . . . March 10, 1994 . . . Valhi, Inc. announced today that it plans to pay regular quarterly dividends on its common stock of two cents ($.02) per share. Each dividend requires action by Valhi's Board of Directors which today declared a first quarter dividend of two cents ($.02) per share, payable March 31, 1994, to stockholders of record at the close of business March 24, 1994. The Company's most recent previous dividend was five cents ($.05) per share paid on March 31, 1993.

         Valhi, Inc., headquartered in Dallas, Texas, is a diversified industrial management company engaged in the refined sugar, forest products, fast food and hardware products industries. Valhi is also engaged in the chemicals and titanium metals industries through its equity interests in two publicly-held affiliates, NL Industries, Inc. and Tremont Corporation. Valhi's common stock is traded on the New York and Pacific Stock Exchanges under the symbol "VHI".



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